Exhibit 10.3
2016 Equity Incentive Plan

The 2016 Equity Incentive Plan provides for the issuance of equity incentive awards in the form of (i) non-qualified stock options; and (ii) time-based restricted stock units.

Executive Officer	Time-Based Restricted Stock Units (# shares)	Non-Qualified Stock Options (# shares)
Douglas C. Bryant President and Chief Executive Officer	12,815	93,847
Michael D. Abney, Jr. Senior Vice President, Distribution	4,805	35,192
Robert J. Bujarski Senior Vice President, Business Development and General Counsel	4,805	35,192
Werner Kroll Senior Vice President, Research and Development	4,805	35,192
Edward K. Russell Senior Vice President, Global Commercial Operations	4,805	35,192
Randall J. Steward Chief Financial Officer	5,339	39,103
John D. Tamerius Senior Vice President, Strategic and External Affairs	4,485	32,846

The vesting period for the non-qualified stock options and restricted stock units is over four years with the first 50% of such equity awards vesting at the end of the second-year anniversary of the grant date and the remainder vesting 25% annually on each of the following two anniversaries thereafter.